SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 20, 2012
General Finance Corporation
(Exact Name of Registrant as Specified in its Charter)
Delaware
 (State or Other Jurisdiction of Incorporation)

001-32845	32-0163571
(Commission File Number)	(I.R.S. Employer Identification No.)

39 East Union Street
Pasadena, California	91103
(Address of Principal Executive Offices)	(Zip Code)
(626) 584-9722
 (Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTES
Certain References

References in this Report to “we,” “us,” “our” or the “Company” refer to General Finance Corporation, a Delaware corporation (“GFN”), and its direct and indirect subsidiaries, including GFN North America Corp., a Delaware corporation, and its subsidiary Pac-Van, Inc., an Indiana corporation, GFN Manufacturing Corporation, a Delaware corporation, GFN U.S. Australasia Holdings, Inc., a Delaware corporation, its subsidiary Royal Wolf Holdings Limited, an Australian corporation (“Royal Wolf Holdings”), its subsidiary GFN Australasia Finance Pty Limited, an Australian corporation, and its subsidiary RWA Holdings Pty Limited, an Australian corporation, and its subsidiaries. Royal Wolf Holdings and its subsidiaries are collectively referred to herein as “Royal Wolf.”

TABLE OF CONTENTS
		Page

Item 8.01	Other Events	1

Item 9.01	Financial Statements and Exhibits	1

Exhibit 99.1

i

Item 8.01 Other Events

On December 20, 2012 GFN issued a press release that announced that Ronald Valenta, President and Chief Executive Officer of the Company and Chuck Barrantes, Executive Vice President and Chief Financial Officer of the Company, will be making a presentation at the Sidoti & Co.'s 6th Semi-Annual Micro-Cap Conference to be held January 7, 2013 at the Grand Hyatt Hotel in New York, New York.

The management team is scheduled to present on Monday, January 7, 2013 at 8:40 a.m. local time, and the presentation filed with the Securities and Exchange Commission on November 14, 2012 will be presented at the conference. Investors attending the conference who wish to meet with management for a one-on-one meeting should contact their Sidoti & Co. representative directly.

For more information about the conference please visit http://microcap.sidoti.com/.

A copy of the press release of GFN dated December 20, 2012 is attached as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01   Financial Statements and Exhibits

Exhibit:

99.1           Press Release of GFN dated December 20, 2012

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL FINANCE CORPORATION
Dated: December 20, 2012	By:	/s/ CHRISTOPHER A. WILSON
Christopher A. Wilson
Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit
Number	Exhibit Description
99.1	Press Release of GFN dated December 20, 2012

3